As filed with the Securities and Exchange Commission on December 22, 2010
Registration No. 333-65680

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Global Pari-Mutuel Services, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Nevada
(State or Other Jurisdiction of Incorporation or Organization)
88-0396452
(I.R.S. Employer Identification Number)
500 Fifth Avenue, Suite 810 New York, New York 10110
(Address of Principal Executive Offices) (Zip Code)
Orbis Development, Inc. 2000 Stock Option Plan
(Full Title of the Plan)
R. Jarrett Lilien Chief Executive Officer Global Pari-Mutuel Services, Inc. 500 Fifth Avenue, Suite 810 New York, New York 10110
(Name and Address of Agent For Service)
(917) 338-7301
(Telephone number, including area code, of agent for service)

Copies to:

Robert H. Friedman, Esq. Kenneth M. Silverman, Esq. Olshan Grundman Frome Rosenzweig & Wolosky LLP Park Avenue Tower 65 East 55th Street New York, NY 10022 (212) 451-2300 ____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):
Large accelerated filer ☐                                                                         Accelerated filer ☐
Non-accelerated filer ☐                                                                           Smaller reporting company ☒
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (this “Post Effective Amendment”) relates to the Registration Statement (File No. 333-65680) on Form S-8 (the “Registration Statement”) of Global Pari-Mutuel Services, Inc. (formerly Orbis Development, Inc.), a Nevada corporation (the “Company”), filed on July 24, 2001 with the Securities and Exchange Commission (the “SEC”), registering 750,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), issuable under the Company’s Orbis Development, Inc. 2000 Stock Option Plan.

On June 7, 2010, the Company filed a Form 15 with the SEC to effect the deregistration of its Common Stock under the Securities Exchange Act of 1934, as amended (the “Deregistration”). As a result of the Deregistration of its Common Stock, by means of this Post-Effective Amendment, the Company hereby terminates the effectiveness of the Registration Statement and, in accordance with an undertaking made by the Company in Part II of the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the end of the offering, removes from registration any and all securities registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to its Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on December 22, 2010.

GLOBAL PARI-MUTUEL SERVICES, INC.

By:	/s/ R. Jarrett Lilien
Name:	R. Jarrett Lilien
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ R. JARRETT LILIEN	Chief Executive Officer and Director (Principal Executive Officer)	December 22, 2010
R. JARRETT LILIEN
/s/ J. LESLIE WHITEFORD	Chief Financial Officer (Principal Financial and Accounting Officer)	December 22, 2010
J. LESLIE WHITEFORD
/s/ RICHARD D. TAYLOR	Chief Operating Officer and Director	December 22, 2010
RICHARD D. TAYLOR
/s/ ROBERT A. BERMAN	Chairman of the Board	December 22, 2010
ROBERT A. BERMAN
/s/ JOEL A. ASEN	Director	December 22, 2010
JOEL A. ASEN
/s/ JEFFREY P. CAMP	Director	December 22, 2010
JEFFREY P. CAMP /s/ JAMES A. EGIDE	Director	December 22, 2010
JAMES A. EGIDE